UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BankAtlantic Bancorp, Inc.
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BANKATLANTIC BANCORP, INC.

2100 West Cypress Creek Road

Fort Lauderdale, Florida 33309

May 10, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on June 5, 2012 at 11:30 a.m., local time, at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of our Board of Directors and employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan

Chairman of the Board

BANKATLANTIC BANCORP, INC.

2100 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 5, 2012

Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) will be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on June 5, 2012, commencing at 11:30 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the Company’s 2015 Annual Meeting of Shareholders.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The proposal relating to the election of directors is more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on April 9, 2012 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan

Chairman of the Board

Fort Lauderdale, Florida

May 10, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BANKATLANTIC BANCORP, INC.

2100 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on June 5, 2012, at 11:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are being mailed to shareholders on or about May 15, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of three directors to the Company’s Board of Directors as well as any other matters which may be properly brought before the Annual Meeting. Also, management will be available to report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock at the close of business on April 9, 2012 (sometimes referred to herein as the “record date”) may vote at the Annual Meeting.

As of the close of business on the record date, 15,434,564 shares of Class A Common Stock and 195,045 shares of Class B Common Stock were outstanding and eligible to be voted at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on the election of directors and, in most cases, on any other matters properly brought before the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share, with all holders of Class A Common Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Common Stock, which represents in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Common Stock will be entitled to 70.17 votes on each matter. BFC Financial Corporation (“BFC”) is the sole holder of the outstanding shares of the Company’s Class B Common Stock.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the aggregate voting power of such stock as of the close of business on the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. Shareholders of record may also vote their shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting. If you are a “street name” holder, however, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares in person at the Annual Meeting.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-5300 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by giving voting directions to your broker, bank or nominee, as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

You may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR ALL of the director nominees.

What if I do not specify how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record holder of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet. Third, you can attend the Annual Meeting and vote in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record holder of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a director nominee to be elected?

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for a director nominee to be elected. A properly executed proxy marked WITHHOLD AUTHORITY with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me? What are “broker non-votes”?

If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” Under the rules of the NYSE, the election of directors is not considered a “routine matter.” Accordingly, your broker, bank or other nominee will not have discretion to vote your shares on the election of directors if you do not provide voting directors with respect to such proposal.

“Broker non-votes” occur when a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting. Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on the election of directors or any other matter which may be presented or acted upon at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Amended and Restated Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board undertook a review of each director’s independence and the facts underlying those determinations on March 6, 2012. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates as well as transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates, including the transactions and relationships described below. The purpose of this review was to determine whether any relationship or transaction was inconsistent with a determination that the director is “independent” under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. Based on its review, the Board affirmatively determined that D. Keith Cobb, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, David A. Lieberman and Charlie C. Winningham, II, who together comprise a majority of the Board, are “independent” under applicable rules and regulations of the SEC and the listing standards of the NYSE.

To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business; (ii) serving on third party boards of directors with other members of the Board; (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues; and (iv) investments by directors in common with each other or the Company. In addition, with respect to each of the directors determined to be independent, the Board specifically discussed and considered the following relationships, each of which the Board determined did not constitute a material relationship that would impair the director’s independence:

•

With respect to Mr. Cobb, the Board considered the fact that he serves on the Board of Directors and Compensation Committee of BFC. BFC owns shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 75% of the Company’s total voting power. Alan B. Levan serves as the Company’s Chairman and Chief Executive Officer and BFC’s Chairman, Chief Executive Officer and President, John E. Abdo serves as the Company’s and BFC’s Vice Chairman, and Jarett S. Levan serves as a director and President of the Company and director and Executive Vice President of BFC.

•

In determining that Mr. Cobb is independent, the Board also considered that Mr. Cobb is a member of the Board of Directors of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship and that, during 2010, BankAtlantic and its affiliated entities together made donations of $1,000 to such institution. In addition, Mr. Alan Levan is a Trustee of Nova Southeastern University and the Chairman of its Finance Committee. Mr. Cobb also serves a member of the Broward Workshop with Mr. Alan Levan, Mr. Abdo and Mr. Jarett Levan.

•

With respect to Mr. Coldren, the Board considered that he is the President of Business Information Systems, Inc., a company which currently leases (and, since 1985, has leased) office space from Abdo Companies, Inc. for approximately $84,000 per year, which was reported to the Board to approximate the market rate. Mr. Abdo is the President of Abdo Companies, Inc.

•

With respect to Mr. Di Giulian, the Board considered that he received $9,000 during each of 2010 and 2011 for his service as a trustee of the BankAtlantic Pension Fund and that, while Mr. DiGiulian has a real estate sales license with a company that is affiliated with Mr. Abdo, he did not receive any income or other compensation in respect of such relationship during 2010 or 2011.

•

With respect to Mr. Di Giulian, the Board also considered the fact that: (i) he was an attorney with the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”) until October 2006; (ii) between October 2006 and October 2011, he received approximately $12,000 per year in residual compensation from such law firm; and (iii) during 2010 and 2011, the Company paid Ruden McClosky approximately $181,000 and $250,000, respectively, and BFC paid Ruden McClosky approximately $203,000 and $19,000, respectively.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bankatlanticbancorp.com, and each is available in print without charge to any shareholder.

The Board of Directors met 19 times during 2011. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, eight of the nine members of the Board attended the Company’s 2011 Annual Meeting of Shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of D. Keith Cobb, Chairman, Steven M. Coldren and David A. Lieberman. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” under applicable rules and regulations of the SEC and the listing standards of the NYSE. Mr. Cobb, the Chairman of the Audit Committee, and Mr. Lieberman are each qualified as “audit committee financial experts,” as defined in Item 407 of Regulation S-K promulgated by the SEC, and the Board has determined that each of them has “accounting and related financial management expertise” within the meaning of the listing standards of the NYSE. The Audit Committee met nine times during 2011. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s internal audit group, periodically meets with management and the Company’s independent auditor to receive information concerning internal control over financial reporting and any deficiencies in such control, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 20.

The Compensation Committee

The Compensation Committee consists of Steven M. Coldren, Chairman, Charlie C. Winningham, II and Willis N. Holcombe. Each member of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE. The Compensation Committee met four times during 2011. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans. Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation as well as the sole authority to approve any such consultant’s fees and retention terms.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Steven M. Coldren, Chairman, D. Keith Cobb, Bruno L. Di Giulian and Charlie C. Winningham, II. Each member of the Nominating/Corporate

Governance Committee is “independent” within the meaning of the listing standards of the NYSE. The Nominating/Corporate Governance Committee met three times during 2011. The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board of Directors in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Amended and Restated Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the Company’s 2013 Annual Meeting of Shareholders, the Company must receive this notice between February 5 and March 7, 2013.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Company’s Amended and Restated Bylaws provide for a combined position of Chairman and Chief Executive Officer, and Alan B. Levan has held this dual position since 1994. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as Mr. Levan serves as the direct link between senior management and the Board. Further, as the Chairman and

Chief Executive Officer of the Company for over 15 years, Mr. Levan is in a position to provide critical insight to the Board and feedback to senior management through his long-term relationships and understanding of the Company’s business and prospects.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter and the rules of the NYSE, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

On March 1 and September 6, 2011, the non-management directors of the Company met in executive sessions of the Board in which management directors and other members of management did not participate. D. Keith Cobb was selected to be the presiding director for these sessions. The non-management directors have scheduled future meetings to be held semi-annually, and may schedule additional meetings without management present as they determine to be necessary.

Director and Management Indebtedness

While the Company does not make loans to its executive officers or directors, BankAtlantic may make and only has made such loans in accordance with applicable law, which requires that all loans or extensions of credit by BankAtlantic to executive officers and directors of the Company be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary, BankAtlantic Bancorp, Inc., 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bankatlanticbancorp.com. The Company will post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, except as described below, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2011. On June 24, 2011, Alan B. Levan filed a Form 4 to report the purchase by Levan Enterprises, Ltd. and Levan Partners, LLC of an aggregate of 1,261 shares of the Company’s Class A Common Stock in the Company’s rights offering which expired on June 16, 2011. Mr. Alan Levan may be deemed to be the beneficial owner of the shares of the Company’s Class A Common Stock owned by those entities.

PROPOSAL FOR ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. The Company’s Board of Directors currently consists of nine directors divided into three equal classes, each of which has a three year term expiring in annual succession. Each of the three directors whose terms are expiring at the Annual Meeting – John E. Abdo, David A. Lieberman and Charlie C. Winningham, II – has been nominated for re-election at the Annual Meeting to serve for a term expiring at the Company’s 2015 Annual Meeting of Shareholders. The three director nominees were recommended for nomination by the Nominating/Corporate Governance Committee and have consented to serve for the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING AT THE COMPANY’S 2015 ANNUAL MEETING OF SHAREHOLDERS:

JOHN E. ABDO	Director since 1984*

Mr. Abdo, age 68, has served as Vice Chairman of the Company since 1994 and as Vice Chairman of BankAtlantic since 1987. Since 1988, Mr. Abdo has served as a director of BFC and, since 1993, he has served as BFC’s Vice Chairman. He is also the Vice Chairman of Bluegreen Corporation, a NYSE listed company (“Bluegreen”), and Benihana Inc., a Nasdaq Global Select Market listed company (“Benihana”). BFC, which owns shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the voting power of the Company, owns a controlling position in Bluegreen’s common stock and a significant investment in Benihana. In addition, Mr. Abdo is the President of Abdo Companies, Inc., a member of the Board of Directors of the Broward Performing Arts Center Authority (PACA) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. Mr. Abdo served as Vice Chairman of Woodbridge Holdings Corporation (“Woodbridge”) from 2001 until 2009 when it was merged with a wholly-owned subsidiary of BFC. The Board believes that it benefits greatly from Mr. Abdo’s contributions to the Board, many of which are the result of his knowledge of the business and affairs of the Company, owing to his long history of service, and his extensive knowledge of the Florida business community. The Board also believes Mr. Abdo’s real estate background provides additional perspective to the Board.

DAVID A. LIEBERMAN	Director since 2006

Mr. Lieberman, age 76, served as Senior Vice President for Business and Finance at the University of Miami from 1978 until his retirement in 2006. He currently holds the title of Senior Vice President for Business and Finance Emeritus. Mr. Lieberman was a practicing CPA at Arthur Andersen for the twelve years ended 1969. From 2004 through 2007, Mr. Lieberman served as a director of Foamex International, Inc. until 2009 and IVAX Corporation prior to its acquisition in January 2006 by Teva Pharmaceutical Industries, Ltd. Foamex International filed for Chapter 11 bankruptcy protection during September 2005. Mr. Lieberman joined the Board of Directors of Foamex International when it was already in financial distress, and during the time when Mr. Lieberman served as a director, Foamex International successfully restructured its debt pursuant to which its creditors were paid in full, including interest, and its stockholders’ equity was maintained. Mr. Lieberman also previously served as a director of two privately owned banks in the South Florida market and was the Chairman of the Audit Committee of one of such banks. The Board believes that Mr. Lieberman’s business and financial knowledge gained from both his service as Senior Vice President for Business and Finance at the University of Miami and his bank and public company board service experience enable him to provide critical insight to the Board. His accounting and financial knowledge also make him a valuable asset to the Audit Committee.

CHARLIE C. WINNINGHAM, II	Director since 1976*

Mr. Winningham, age 79, is a private investor. He was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003. The Board believes that it benefits from Mr. Winningham’s experience in the real estate market resulting from his service as President of C.C. Winningham Corporation for 40 years. As a director of BankAtlantic for over 30 years and director of the Company for over 15 years, Mr. Winningham has a strong appreciation for, and vast knowledge of, the business and affairs of the Company, which allows him to provide critical insight to the Board.

The Directors Continuing In Office Are:

TERMS ENDING AT THE COMPANY’S 2013 ANNUAL MEETING OF SHAREHOLDERS:

STEVEN M. COLDREN	Director since 1986*

Mr. Coldren, age 64, is the President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems. The Board believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems and Chairman of Medical Information Systems, combined with his knowledge of the Company’s business as a consequence of his service as a director of BankAtlantic for over 25 years and as a director of the Company for over 15 years, are valuable to the Board.

WILLIS N. HOLCOMBE	Director since 2003

Dr. Holcombe, age 66, served as the Chancellor of the Florida College System from October 2007 until his retirement in November 2011. He previously served as the President of Broward Community College from January 1987 until January 2004, as well as interim President from November 2006 to July 2007. Dr. Holcombe also served as a director on the Florida Prepaid College Board from January 2008 through November 2011. The Board believes that Dr. Holcombe’s academic background and management acumen, including his previous service as Chancellor of the Florida College System, give him a unique perspective to provide meaningful insight to the Board. The Board also believes that it benefits from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.

JARETT S. LEVAN	Director since 1999

Mr. Jarett Levan, age 38, is the President of the Company and the Chief Executive Officer and President of BankAtlantic and has served in various capacities at BankAtlantic, including as Executive Vice President and Chief Marketing Officer; President, Alternative Delivery; President, BankAtlantic.com; and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. He has served as a director of BFC since September 2009 and Executive Vice President of BFC since April 2011. In addition, he currently serves as Chairman of the Cultural Foundation of Broward and as a director of the Broward Performing Arts Foundation, the Broward Workshop, the Broward Alliance, the Fort Lauderdale Museum of Art, the Museum of Discovery & Science (Fort Lauderdale) and the Broward County Cultural Council. The Board believes that Mr. Jarett Levan is a strong and dedicated operating executive and that his extensive experience as an employee, officer and director of the Company and his knowledge of the Company’s business, affairs and prospects are valuable to the Board. The Board also believes that it benefits from Mr. Jarett Levan’s community involvement and relationships within the South Florida market. He is the son of Mr. Alan Levan.

TERMS ENDING AT THE COMPANY’S 2014 ANNUAL MEETING OF SHAREHOLDERS:

ALAN B. LEVAN	Director since 1984*

Mr. Alan Levan, age 67, has served as Chairman and Chief Executive Officer of the Company since 1994 and as Chairman of BankAtlantic since 1987. Since 1978, Mr. Levan has served as Chairman, President and Chief Executive Officer of BFC or its predecessors. He has also served as Chairman of Bluegreen since 2002 and as a director of Benihana since 2009. Mr. Alan Levan also served as Chairman and Chief Executive Officer of Woodbridge from 1985 until 2009 when it merged with a wholly-owned subsidiary of BFC. The Board believes that Mr. Alan Levan is a strong operating executive and that his leadership and management skills contribute greatly to the Board and the Company. The Board also believes that Mr. Alan Levan’s insight on strategic planning and development is valuable to the Board and that his long history of service as a director and executive officer has provided him with a thorough understanding of the Company’s business, affairs and prospects, which provides important perspective to the Board. He is the father of Mr. Jarett Levan.

D. KEITH COBB	Director since 2003

Mr. Cobb, age 71, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent 32 years as a practicing CPA at KPMG, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the Boards of Directors of BFC (since 2004) and Alliance Data Systems Corporation (since 2003) and, from 1998 through 2008, he served on the Board of Directors of RHR International, Inc. The Board believes that it benefits from Mr. Cobb’s experience as a successful business consultant and strategic advisor, which allows Mr. Cobb to bring key insight to the Board with respect to the Company’s business and strategic development. The Board also believes that Mr. Cobb’s extensive accounting, banking, financial and board service background contributes significant experience and expertise to the Board. Mr. Cobb’s public accounting experience and financial expertise also make him a valuable asset to the Audit Committee.

BRUNO L. DI GIULIAN	Director since 1985*

Mr. Di Giulian, age 78, joined the law firm of Conrad & Scherer, LLP as a partner in 2009. He has also operated his own law firm, Bruno L. Di Giulian. P.A. Attorney at Law, since November 2009. Mr. Di Giulian previously was an attorney at the law firm of Ruden McClosky, from which he retired his of counsel position in 2006. He has also served as a mediator since 1996, when he was certified by the Supreme Court of Florida as a Circuit Civil Mediator. The Board believes that Mr. Di Giulian’s wide range of legal and business experience gained during his career as a practicing attorney contributes greatly to the strategic composition of the Board. The Board also believes that it benefits from Mr. Di Giulian’s vast knowledge of the Company’s business and affairs resulting from his service as a director of BankAtlantic for over 25 years and his service as a director of the Company for over 15 years.

*	Year indicated is the year when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

Advisory Director

In addition to the directors elected by the Company’s shareholders, from time to time the Board of Directors may appoint advisory directors to supplement the experience and expertise of the Company’s elected directors. During October 2009, the Board of Directors appointed Tony Segreto to serve as an advisory director. Mr. Segreto, age 62, formerly served as a news anchor on NBC’s South Florida affiliate for 40 years and is an active member of the South Florida community. He serves on the Boards of Directors of the Dan Marino Foundation, the Boys and Girls Club of Broward, 211 Broward and Forever Family, and he is the spokesperson for the Make-A-Wish Foundation and St. Jude’s Children’s Research Hospital. Mr. Segreto also serves on the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship, and he is a member of the Orange Bowl Committee and the Board of Directors of the Miami Sports Commission, among other civic services. In his capacity as advisory director, Mr. Segreto receives notice of, and regularly attends meetings of, the Company’s Board of Directors and provides insight and advice to the Board. However, he has no voting authority and is not included in quorum determinations. Mr. Segreto also serves as a consultant to BankAtlantic.

EXECUTIVE OFFICERS

As of May 10, 2012, the following individuals serve as executive officers of the Company and/or BankAtlantic.

Name	Age	Position
Alan B. Levan	67	Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board of BankAtlantic

John E. Abdo	68	Vice Chairman of the Company and BankAtlantic

Jarett S. Levan	38	Director and President of the Company; President and Chief Executive Officer of BankAtlantic

Lloyd B. DeVaux	59	Executive Vice President and Chief Operating Officer of the Company and BankAtlantic

Jay C. McClung	63	Executive Vice President and Chief Risk Officer of BankAtlantic

Susan D. McGregor	51	Executive Vice President and Chief Talent Officer of the Company and BankAtlantic

Lewis F. Sarrica	68	Executive Vice President and Chief Investment Officer of BankAtlantic

Valerie C. Toalson	46	Executive Vice President and Chief Financial Officer of the Company and BankAtlantic

The following additional information is provided for the executive officers listed above who are not directors of the Company or director nominees:

Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President and Chief Information Officer in June 2001. Mr. DeVaux became Executive Vice President and Chief Operating Officer of BankAtlantic in March 2004 and was named Executive Vice President and Chief Operating Officer of the Company in April 2005. From 1995 until he joined BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters Corporation in Memphis, Tennessee.

Jay C. McClung became BankAtlantic’s Executive Vice President and Chief Risk Officer in December 2004 after previously serving as a consultant to BankAtlantic and as its Executive Vice President and Chief Credit Officer. Before joining BankAtlantic, Mr. McClung was the Executive Vice President and Chief Credit Officer at Synovus Financial Corporation from 1995 through 2000.

Susan D. McGregor has been the Chief Talent Officer (formerly referred to as Executive Vice President, Human Resources) of the Company and BankAtlantic since March 2004. She also serves as the senior human resources executive for BFC. She had served as Senior Vice President, Human Resources of BankAtlantic since 1991 and in various other capacities in the Human Resources Department of BankAtlantic since joining BankAtlantic in November 1986.

Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President and Chief Investment Officer in December 1986. Prior to joining BankAtlantic, Mr. Sarrica served as First Vice President and Investment Division Director of Dollar Dry Dock Savings Bank from 1981 through 1986.

Valerie C. Toalson joined BankAtlantic in February 2006 as Senior Vice President and Chief Financial Officer. She was promoted to Executive Vice President of BankAtlantic in January 2007 and Executive Vice President and Chief Financial Officer of the Company in July 2007. She previously served as Senior Vice President and Controller of Bank of Oklahoma, N.A., and in several other senior operating positions with that company. Prior to 1993, she was a Manager in the financial services industry practice with Price Waterhouse as a practicing CPA.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman, serve as executive officers and directors of BFC. Jarett S. Levan, the son of Mr. Alan Levan, serves as a director and President of the Company and as a director and Executive Vice President of BFC. Mr. Alan Levan and Mr. Abdo may be deemed to control BFC through their collective ownership of shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 72% of BFC’s total voting power. BFC currently owns approximately 53% of the shares of the Company’s Class A Common Stock and 100% of the shares of the Company’s Class B Common Stock, representing in the aggregate approximately 75% of the Company’s total voting power. Additionally, BFC holds a controlling interest in Bluegreen, and Mr. Alan Levan is Chairman and Mr. Abdo is Vice Chairman of Bluegreen. Mr. Alan Levan and Mr. Abdo received compensation from BFC valued at a total of approximately $1,471,000 and $1,515,000, respectively, for 2011 and $1,296,000 and $1,342,000, respectively, for 2010. Mr. Alan Levan and Mr. Abdo also received nominal compensation from Bluegreen during 2011 and 2010. Mr. Jarett Levan received compensation from BFC totaling approximately $115,000 and $55,000 during 2011 and 2010, respectively.

The Company and BFC share various office premises and employee services pursuant to the arrangements described below.

The Company and BFC have entered into a shared services arrangement, pursuant to which BFC provides the Company with various executive and administrative services. Amounts paid or owed to BFC for these services were $1.3 million during 2011 and $2.1 million during 2010.

As part of the shared service arrangement, BFC pays BankAtlantic for the cost of office facilities utilized by BFC. BankAtlantic received $253,000 and $311,000 during 2011 and 2010, respectively, under this arrangement. BankAtlantic also provides information technology support to BFC pursuant to a separate agreement. During 2011 and 2010, BankAtlantic received $99,000 and $146,000, respectively, from BFC for information technology support.

In June 2010, BankAtlantic and another wholly owned subsidiary of the Company entered into a real estate advisory service agreement with BFC for assistance relating to the work-out of loans and the sale of real estate owned. Under the terms of the agreement, BFC receives a monthly fee of $25,000 and, if BFC’s efforts result in net recoveries of any nonperforming loan or the sale of real estate owned, it will receive a fee equal to 1% of the net value recovered. During 2011 and 2010, BFC was paid an aggregate of $700,000 and $800,000, respectively, of real estate advisory service fees under this agreement.

BFC had deposits at BankAtlantic totaling $0.2 million and $1.8 million as of December 31, 2011 and 2010, respectively. These deposits were on the same general terms as offered to unaffiliated third parties. Only nominal interest was paid on the accounts during 2010 and 2011.

In addition to the deposits described above, during 2010, BFC invested funds through the Certificate of Deposit Account Registry Service (“CDARS”) program at BankAtlantic, which facilitates the placement of funds into certificates of deposit issued by other financial institutions in increments less than the standard Federal Deposit Insurance Corporation (“FDIC”) insurance maximum to insure that both principal and interest are eligible for full FDIC coverage. During 2010, BFC had up to $7.7 million deposited at BankAtlantic through the CDARS program. BFC did not have any funds invested through this program at BankAtlantic as of December 31, 2010.

In connection with the Company’s then ongoing rights offering to its shareholders, on June 28, 2010, BFC loaned approximately $8.0 million to the Company. The Company executed a promissory note in favor of BFC which had a maturity date of July 30, 2010 and provided for payment either in cash or shares of the Company’s Class A Common Stock, depending on the results of the rights offering and the number of shares allocable to

BFC pursuant to its exercise of subscription rights in the rights offering. During July 2010, the Company satisfied the promissory note in full through the issuance of 1,060,563 shares of the Company’s Class A Common Stock to BFC. These shares were in addition to the 939,437 shares previously issued to BFC in the rights offering.

The Company and its subsidiaries, as well as BFC, utilize certain services of the law firm of Greenspoon Marder, successor to Ruden McClosky. Prior to his retirement in 2006, Bruno L. Di Giulian, a director of the Company, was of counsel to Ruden McClosky. From the date of his retirement through October 2011, Mr. Di Giulian was paid approximately $12,000 per year in residual compensation from Ruden McClosky. The Company and BFC paid fees to the law firm aggregating $250,000 and $19,000, respectively, during 2011 and $181,000 and $203,000, respectively during 2010.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

All officers of the Company are also officers of BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by the Company or BankAtlantic during the years ended December 31, 2011 and 2010 to or on behalf of the Company’s Chief Executive Officer and each of the next two highest paid executive officers during the year ended December 31, 2011 (collectively, the “Named Executive Officers”). Officers of the Company who also serve as officers or directors of affiliates also receive compensation from such affiliates for services rendered on behalf of the affiliates.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Alan B. Levan,	2011	$503,519	$—	$—	$—	$—	$(19,630)	$2,156	$486,045
Chief Executive Officer	2010	$552,716	$—	$310,000	$—	$23,663	$(19,539)	$15,328	$882,168

John E. Abdo,	2011	$503,519	$—	$—	$—	$—	$(8,344)	$40	$495,215
Vice Chairman	2010	$552,716	$—	$310,000	$—	$23,663	$(8,313)	$420	$878,486

Jarett S. Levan,	2011	$450,586	$—	$—	$—	$—	$42	$31,170	$481,798
President (CEO and President of BankAtlantic)	2010	$482,081	$—	$186,000	$—	$12,437	$—	$20,159	$700,677

(1)	Represents the aggregate grant date fair value of restricted stock awards granted to the Named Executive Officers on February 23, 2010. Each of Mr. Alan Levan and Mr. Abdo received 50,000 restricted shares of Class A Common Stock, and Mr. Jarett Levan received 30,000 restricted shares of Class A Common Stock. These awards were granted under the BankAtlantic Bancorp, Inc. 2005 Restricted Stock Option Plan and will vest in four equal annual installments, with the first two installments having vested on February 23, 2011 and 2012. Assumptions used in the calculation of the grant date fair value of these awards are included in Note 21 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 30, 2012.
(2)

During 2006, the Company’s Board of Directors and shareholders approved the BankAtlantic Bancorp, Inc. 2006 Performance-Based Annual Incentive Plan, which was designed to advance the interests of the Company and its shareholders by providing certain of the Company’s key executives with annual incentive compensation tied to the achievement of pre-established and objective performance goals and to promote the success and profitability of the Company’s business. During 2010 and 2011, all members of the Executive Management Council of BankAtlantic, including the Named Executive Officers, were eligible to receive bonuses ranging from 50% to 200% of the applicable executive officer’s base salary based, in whole or in part, upon the achievement of quarterly and annual threshold objectives, including objectives related to reductions in core non-interest expense and targets for core earnings. The amounts for 2010 represent amounts earned by the Named Executive Officers based on the achievement of the performance objectives for the first quarter of 2010. While the annual performance objective related to core earnings established for 2010 was achieved, in light of the overall financial environment, and based on the recommendation of Mr. Alan Levan and the concurrence of Mr. Abdo and Mr. Jarett Levan, the Company’s Compensation Committee determined not to grant any bonuses related to the achievement of that objective. No amounts were paid to the Named Executive Officers or accrued by the Company on behalf of the Named Executive Officers with respect to the performance objectives established for 2011.
(3)	Represents the increase (decrease) in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”). Additional information regarding the Retirement Plan is set forth in the narrative accompanying the “Pension Benefits – 2011” table below.
(4)	Items included under “All Other Compensation” for 2011 for each Named Executive Officer are set forth in the table below:

Name	Perquisites and Other Personal Benefits		Dividends on REIT Shares	Total
Alan B. Levan	$2,116		$40	$2,156
John E. Abdo	—		40	40
Jarett S. Levan	31,130	(a)	40	31,170

(a)	Includes approximately $30,000 of social club memberships, dues and event fees.

Outstanding Equity Awards at Fiscal Year-End — 2011

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2011.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options(1)		Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable		Unexercisable
Alan B. Levan	3,135	(2)		N/A	$213.96	3/4/2012
	3,135	(3)			$185.26	3/31/2013
	2,400	(4)			$455.00	7/5/2014
	2,400	(5)			$475.50	7/11/2015
							37,500	(6)	$126,750	N/A	N/A
John E. Abdo	2,900	(2)		N/A	$213.96	3/4/2012
	2,900	(3)			$185.26	3/31/2013
	1,600	(4)			$455.00	7/5/2014
	1.600	(5)			$475.50	7/11/2015
							37,500	(6)	$126,750	N/A	N/A
Jarett S. Levan	653	(2)		N/A	$213.96	3/4/2012
	784	(3)			$185.26	3/31/2013
	601	(4)			$455.00	7/5/2014
	600	(5)			$475.50	7/11/2015
							22,500	(6)	$76,050	N/A	N/A

(1)	All options are to purchase shares of the Company’s Class A Common Stock.
(2)	Vested on March 4, 2007.
(3)	Vested on March 31, 2008.
(4)	Vested on July 6, 2009.
(5)	Vested on July 12, 2010.
(6)	Vesting pro-rata over four years, with the first two installments having vested on February 23, 2011 and 2012. Includes 12,500 shares for each of Mr. Alan Levan and Mr. Abdo, and 7,500 shares for Mr. Jarett Levan, which vested with the second installment on February 23, 2012.

Pension Benefits – 2011

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2011 under any plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with, retirement.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)		Payments During Last Fiscal Year
Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$1,022,358	(2)	$0

John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	424,580	(3)	0

Jarett S. Levan	Retirement Plan for Employees of BankAtlantic	1	710	(3)	0

(1)	Assumptions used in the calculation of these amounts are included in Note 18 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 30, 2012, except that retirement age was assumed to be 65, the normal retirement age as defined in the Retirement Plan.
(2)	Represents the present value of accumulated benefits under the Retirement Plan and the supplemental retirement benefit described below.
(3)	Represents the present value of accumulated benefits under the Retirement Plan. Neither Mr. Abdo nor Mr. Jarett Levan is entitled to the supplemental retirement benefit described below.

Retirement Plan

The Named Executive Officers are participants in the Retirement Plan, which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 1, 1998 became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. The Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (i) the employee’s average regular monthly compensation for any five consecutive years out of the ten-year period ended December 31, 1998 (or, if earlier, on the date of the employee’s retirement, death or disability) that produces the highest average monthly rate of regular compensation; and (ii) the employee’s years of service with BankAtlantic at December 31, 1998 (or, if earlier, the date of the employee’s retirement, death or disability). Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

During 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for Retirement Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular Retirement

Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan Levan, including the Retirement Plan’s supplemental benefit, fell short of the benefit that he would have received under the Retirement Plan absent the Code limits, BankAtlantic adopted the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”) described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

	Estimated Annual Benefits Years of Credited Service at December 31, 1998
Average Five Year Compensation at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years
$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

Split-Dollar Plan

BankAtlantic adopted the Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Alan Levan, whose monthly benefits under the Retirement Plan were limited by changes to the Code. Under the Split-Dollar Plan and its accompanying agreement with Mr. Alan Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Alan Levan. The Policy accumulated cash value over time, which cash value is expected to supplement Mr. Alan Levan’s retirement benefit payable from the Retirement Plan. Under the terms and conditions of the agreement between BankAtlantic and Mr. Alan Levan, Mr. Alan Levan owns the Policy, but BankAtlantic agreed to make premium payments for the Policy until Mr. Alan Levan reached the retirement age of 65 (or his death if earlier), after which time BankAtlantic was entitled to be reimbursed for the amount of all premiums previously paid by it for the Policy. The Split-Dollar Plan was not included in the freezing of the Retirement Plan, and BankAtlantic made premium payments for the Policy from 1998 through 2009, when Mr. Alan Levan reached the retirement age of 65. During 2010, BankAtlantic was reimbursed $3,492,212 for premium payments previously paid by it for the Policy.

Payments Related to the Sale of BankAtlantic

Subject to any applicable regulatory approval, each of the Named Executive Officers is expected to receive compensation and other payments in connection with the Company’s previously announced transaction involving the sale of BankAtlantic to BB&T Corporation (“BB&T”). In addition, certain restricted stock awards of shares of the Company’s Class A Common Stock held by the Named Executive Officers may, subject to the approval of the Company’s Compensation Committee, accelerate and immediately vest upon the closing of the transaction. The table below contains certain information regarding these payments and the vesting of restricted stock awards held by the Named Executive Officers.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Alan B. Levan	3,645,179	108,750	—	—	—	—	3,753,929
John E. Abdo	3,623,194	108,750	—	—	—	—	3,731,944
Jarett S. Levan	2,913,764	65,250	—	—	—	—	2,979,014

(1)	With respect to each Named Executive Officer, $1,500,000 of the cash payment is in exchange for his entry into a three-year non-competition and employee non-solicitation agreement in favor of BB&T in a mutually agreeable form with terms consistent with the restrictive covenants applicable to the Company under the stock purchase agreement between the Company and BB&T. The balance for each Named Executive Officer represents two times the average annual salary and bonus of the Named Executive Officer for the years ended December 31, 2008, 2009 and 2010. All such payments are to be made or reimbursed by BB&T.

(2)	Based on the $4.35 per share closing price of the Company’s Class A Common Stock on the NYSE on April 5, 2012.

COMPENSATION OF DIRECTORS

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Each non-employee director currently receives $70,000 annually for his service on the Board of Directors, payable in cash. Members of the Audit Committee currently receive an additional $4,000 per quarter for their service on that committee. The Chairman of the Audit Committee currently receives an additional fee of $1,000 per quarter for service as Chairman. The Chairman of the Compensation Committee and the Nominating/Corporate Governance Committee currently receives annual cash fees of $3,500 for his service on each such committee. Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees. Director Di Giulian currently serves as a trustee of the BankAtlantic Pension Plan, for which he was compensated directly by such pension plan in the amount of $9,000 during 2011. Director Abdo also serves as a trustee of the BankAtlantic Pension Plan; however, he did not receive any compensation for such service during 2011. Directors who are also officers of the Company or its subsidiaries did not receive additional compensation for their service as directors during 2011.

Director Compensation Table – 2011

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2011 for his service on the Board and its committees.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
D. Keith Cobb(4)	$90,000	$0	$0	N/A	N/A	$0	$90,000
Steven M. Coldren	93,000	0	0	N/A	N/A	0	93,000
Bruno L. Di Giulian	70,000	0	0	N/A	N/A	9,000	79,000
Willis N. Holcombe	70,000	0	0	N/A	N/A	0	70,000
David A. Lieberman	86,000	0	0	N/A	N/A	0	86,000
Charlie C. Winningham, II	70,000	0	0	N/A	N/A	0	70,000

(1)	As of December 31, 2011, none of the Company’s non-employee directors held any restricted shares of Class A Common Stock.
(2)	The table below sets forth the aggregate number of shares of Class A Common Stock underlying options held by each of the Company’s non-employee directors as of December 31, 2011:

Name	Stock Options
D. Keith Cobb	3,907
Steven M. Coldren	1,001
Bruno L. Di Giulian	4,029
Willis N. Holcombe	4,313
David A. Lieberman	3,913
Charlie C. Winningham, II	3,507

(3)	Represents the amount paid as fees for service as a trustee of the BankAtlantic Pension Plan.
(4)	During 2011, Mr. Cobb also received compensation valued at $73,500 for his service on BFC’s Board of Directors and its committees.

As previously described, in addition to the directors elected by the Company’s shareholders, the Board of Directors has appointed Tony Segreto to serve as an advisory director. Mr. Segreto currently receives $70,000 per year in consideration for his service as an advisory director. Mr. Segreto also serves as a consultant to BankAtlantic and earns $30,000 per year for such services. In addition, he currently serves as a trustee of the BankAtlantic Pension Plan, for which he was compensated directly by such pension plan in the amount of $9,000 during 2011.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter (available at www.bankatlanticbancorp.com) sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 with the Company’s management and internal audit group as well as with the Company’s independent registered certified public accounting firm for 2011, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Members of the Audit Committee:

D. Keith Cobb, Chairman

Steven M. Coldren

David A. Lieberman

FEES TO INDEPENDENT AUDITORS FOR FISCAL 2011 AND 2010

The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for fiscal 2011 and 2010, as well as fees billed for audit-related services, tax services and all other services rendered by PwC for those years. PwC also served as the independent registered certified public accounting firm for BFC for fiscal 2011 and 2010. The aggregate fees for professional services rendered by PwC to BFC for fiscal 2011 and 2010 were approximately $1.3 million and $1.5 million, respectively.

(in thousands)	Fiscal 2011	Fiscal 2010
Audit fees(1)	$1,658	$1,821
Audit-related fees(2)	23	36
Tax services	—	—
All other fees(3)	2	31

(1)	Includes primarily fees for services related to the annual financial statement audits, the annual audits of effectiveness of internal control over financial reporting and the review of quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Includes primarily fees related to a HUD compliance audit and agreed upon procedures for 2011, and fees related to registration statements filed by the Company with the SEC during 2010.
(3)	Represents, for 2011, a one year licensing fee to access PwC’s accounting research software and, for 2010, primarily fees related to the Company’s compliance with subpoenas for information received in connection with the previously disclosed litigation brought by the SEC against BankAtlantic Bancorp and its Chairman and Chief Executive Officer.

All audit-related services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditor and shall not engage the independent auditor to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 9, 2012, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each of the Company’s directors as of April 9, 2012, (ii) each of the Named Executive Officers, (iii) all of the Company’s directors and executive officers as of April 9, 2012 as a group and (iv) all other persons known by management to own in excess of 5% of the outstanding shares of such stock as of April 9, 2012. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Class A Common Stock or Class B Common Stock (i) over which he or she has or shares, directly or indirectly, voting or investment power, or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 9, 2012. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

Name of Beneficial Owner	Class A Common Stock Ownership		Class B Common Stock Ownership		Percent of Class A Common Stock	Percent of Class B Common Stock
BFC Financial Corporation(1)	8,133,353	(7)	195,045	(7)	52.71%	100.00%
Alan B. Levan(1)(5)	8,248,411	(2)(4)(7)	195,045	(2)(7)	53.41%	100.00%
John E. Abdo(1)	8,236,676	(2)(4)(7)	195,045	(2)(7)	53.35%	100.00%
D. Keith Cobb	11,707	(3)(4)	—		*	—
Steven M. Coldren	6,790	(4)	—		*	—
Bruno L. Di Giulian	4,838	(4)	—		*	—
Willis N. Holcombe	4,449	(4)	—		*	—
Jarett S. Levan(5)	21,512	(4)	—		*	—
David A. Lieberman	8,732	(4)	—		*	—
Charlie C. Winningham, II	10,508	(4)	—		*	—
All directors and executive officers of the Company as of April 9, 2012 as a group (14 persons)	8,504,812	(6)(7)	195,045	(7)	54.94%	100.00%

*	Less than one percent of the class.
(1)	BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s common stock representing approximately 72% of the total voting power of BFC. Mr. Alan Levan serves as Chairman and Chief Executive Officer of the Company and BFC and Chairman of BankAtlantic. Mr. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.
(2)	Includes, for each of Mr. Alan Levan and Mr. Abdo, the 8,133,353 shares of Class A Common Stock and 195,045 shares of Class B Common Stock owned by BFC. Mr. Alan Levan’s Class A Common Stock ownership also includes 58,726 shares of Class A Common Stock held directly by other entities which he may be deemed to control.
(3)	51 shares of Class A Common Stock are held by Mr. Cobb’s wife, as to which Mr. Cobb disclaims having voting or investment power.
(4)	Includes beneficial ownership of the following number of shares of Class A Common Stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options: Mr. Alan Levan — 7,935 shares; Mr. Abdo — 5,290 shares; Mr. Cobb — 3,907 shares; Mr. Coldren — 740 shares; Mr. Di Giulian — 3,768 shares; Dr. Holcombe — 4,313 shares; Mr. Jarett Levan — 1,985 shares; Mr. Lieberman — 3,913 shares; and Mr. Winningham — 3,507 shares.
(5)	Mr. Jarett Levan is the son of Mr. Alan Levan.
(6)	Includes beneficial ownership of 44,620 shares of Class A Common Stock which may be acquired by executive officers and directors within 60 days pursuant to the exercise of outstanding stock options.
(7)	Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock at any time at BFC’s discretion.

OTHER MATTERS

As of the date of this Proxy Statement, other than the proposal relating to the election of directors, the Board of Directors is not aware of any matters that may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON JUNE 5, 2012

This Proxy Statement (including a form of the accompanying proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2011 are available at www.proxydocs.com/bbx.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company’s independent public accounting firm for the year ended December 31, 2011. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Jennifer Donovan, Vice President.

Advance Notice Procedures. Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders — that is, with respect to the Company’s 2013 Annual Meeting of Shareholders, between February 5 and March 7, 2013. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the Company’s 2013 Annual Meeting of Shareholders. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2013 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices located at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, by January 15, 2013.

Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman of the Board

May 10, 2012

Appendix A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BANKATLANTIC BANCORP, INC.

2100 WEST CYPRESS CREEK ROAD

FT. LAUDERDALE, FLORIDA 33309

The undersigned hereby appoints Alan B. Levan and D. Keith Cobb, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BankAtlantic Bancorp, Inc. held of record by the undersigned on April 9, 2012 at the Annual Meeting of Shareholders to be held on June 5, 2012 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

BANKATLANTIC BANCORP, INC.

JUNE 5, 2012

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of three directors, each for a term expiring at the Company’s 2015 Annual Meeting of Shareholders.

NOMINEES:

John E. Abdo

David A. Lieberman

Charlie C. Winningham, II

☐       FOR ALL NOMINEES

☐       WITHHOLD AUTHORITY

           FOR ALL NOMINEES

☐       FOR ALL EXCEPT

           (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.